Translation from Bulgarian language

[Coat of Arms: Republic of Bulgaria]

MINISTRY OF JUSTICE
REGISTRY AGENCY

1111 Sofia, 20 Elisaveta Bagryana Str.
www.registryagency.bg

Telephone: 9486 181, fax: 9486 194
office@registryagency.bg

CERTIFICATE
Ref. No. 20240509171606 / 05/09/2024

The Registry Agency hereby certifies that the Commercial Register and the Register of Non-Profit Legal Entities, on the docket for **NIKA PHARMACEUTICALS EOOD, UIC: 175420503**, in part Declared acts as of 05/09/2024, the following circumstances have been entered and the following acts have been reported:

Part "Registered circumstances"
Section **General information**
Identification

1. Uniform Identification Code / Personal Identification Code	**175420503** **NIKA PHARMACEUTICALS EOOD** **18991/2007 110**

Section **General status**
General circumstances

2. Organization/Name	НИКА ФАРМАСЮТИКАЛС
3. Legal form	Single owner limited liability company
4. Transliteration	NIKA PHARMACEUTICALS Ltd.
5. Seat and registered	BULGARIA

office	1680 Sofia, Sofia District (capital); Capital Municipality, Krasno Selo District, 61A Nishava Str., level 3, apartment 6
6. Objects	Production and trading in pharmaceutical and medicinal products, pharmaceutical preparations, substances, cosmetics, chemical and food products, nutritional supplements, cosmetics; import and export, re-export; commercial representation and brokerage, and all other activities not prohibited by law, and the activities that require a permit or license regime – after the appropriate permit or license.
7. General Managers	Dimitar Slavchev Savov, PIN: 5803146804, country: BULGARIA
23. Single owner of the capital	Nika Pharmaceuticals, Inc., registration number 20041195123, 2004119512 Foreign legal entity, country: USA

Capital

31. Amount	BGN 5,000
32. Paid-in capital	BGN 5,000

I, the undersigned translator Kaloyan Todorov Kirilov, do certify the translation from Bulgarian to English language of the document herewith, consisting of 2 (two) pages, is true and correct.

Translator: .... Kaloyan Todorov Kirilov

София 1111, ул. Елисавета Багряна №20
www.registryagency.bg

тел.: 9486 181, факс: 9486 194
office@registryagency.bg

УДОСТОВЕРЕНИЕ

изх. № 20240509171606 / 09.05.2024г.

Агенция по вписванията удостоверява, че в търговския регистър и регистъра на ЮЛНЦ по партидата на **"НИКА ФАРМАСЮТИКАЛС" ЕООД, ЕИК 175420503** в част „Вписани обстоятелства" и част „Обявени актове" към 09.05.2024 г. са вписани следните обстоятелства и са обявени следните актове:

Част "Вписани обстоятелства"

Раздел **Обща информация**

Идентификация

1.ЕИК/ПИК	**175420503** **"НИКА ФАРМАСЮТИКАЛС" ЕООД** **18991/2007 110**

Раздел **Общ статус**

Основни обстоятелства

2.Фирма/ Наименование	**НИКА ФАРМАСЮТИКАЛС**
3.Правна форма	**Еднолично дружество с ограничена отговорност**
4.Изписване на чужд език	**"NIKA PHARMACEUTICALS" Ltd.**
5.Седалище и адрес на управление	**БЪЛГАРИЯ** **гр. София 1680, Област София (столица);** **Община Столична, Район р-н Красно село** **Нишава, № 61А, ет. 3, ап. 6**
6.Предмет на дейност	**Производство и търговия с фармацевтични продукти и медикаменти, лекарствени препарати, субстанции, козметика, химически и хранителни продукти, хранителни добавки, козметични средства; внос и износ, реекспорт; търговско представителство и посредничество, както и всички други дейности незабранени със закон, а за тези от тях, за които се изисква разрешителен или лицензионен режим – след съответното разрешение или лиценз.**
7.Управители	**Димитър Славчев Савов, ЕГН 5803146804, държава: БЪЛГАРИЯ**
23.Едноличен собственик на капитала	**Ника Фармасютикълс, Инк рег. № .20041195123, 2004119512** **Чуждестранно юридическо лице, държава: САЩ**

Капитал

31.Размер	**5000 лева**
32.Внесен капитал	**5000 лева**